UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                            -------------------------


        Date of Report (Date of earliest event reported): May 28, 2003


                              ADZONE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                       0-28717                   88-0420405
(State or other Jurisdiction       (Commission File            IRS Employer
   of Incorporation)                    Number)              Identification No.)


              4062-80 Grumman Boulevard, Calverton, New York 11933 (Address of principal executive offices, including zip code)


                                 (631) 369-1100
                         (Registrant's telephone number)

ITEM 5. OTHER EVENTS.

AdZone Research, Inc., a pioneering Internet surveillance technology solutions provider, has won its first revenue-generating contract from a major defense contractor.

It said the contract's stated goal is to integrate AdZone's NetGet(TM) Internet monitoring technology with the unidentified contractor's range of products and services to develop a prototype system. The system's mission would be to better help identify clandestine communications posted on the World Wide Web on behalf of federal intelligence agencies. Because of security considerations, AdZone said it was unable to further discuss the scope or nature of activities related to today's announced agreement.

"We are very gratified and proud that AdZone's technology is now being put to work in partnership with a firm whose storied role in the defense of all free nations is historic," said Charles Cardona III, the company's chairman & CEO.

"This contract represents the first of what we hope may be other strategic agreements with this particular defense contractor," Cardona went on to say. "In addition, we anticipate other defense companies at several levels, all of them entrusted with major security contracts on behalf of the federal government, will also execute similar agreements specifying the need for our capabilities as part of their ongoing efforts to provide ever increasing levels of security on a national and international level."

Cardona said: "This is more than just a great day for AdZone. It's a great day to celebrate the blending of American technology on behalf of all freedom loving people worldwide."

AdZone Research is headquartered in Calverton, N. Y., in a secured facility that formerly housed major defense contractor Northrop Grumman Corporation. The facility was earlier used for top-secret defense research and development, and was part of the United States Navy's Naval Defense Technology Center.

Through monitoring of more than 500,000 Web sites worldwide, AdZone provides tracking and monitoring of targeted information on the Internet, with an expanded focus on global Internet analysis of security-related data transmissions. For additional information, please visit the company's Web site at www.adzoneresearch.com.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 28, 2003                   ADZONE RESEARCH, INC.


                                      By: /s/ CHARLES CARDONA
                                         -----------------------
                                         Charles Cardona
                                         Chief Executive Officer